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                                                                  EXHIBIT 10.2


                              STANDSTILL AND STOCK


                              RESTRICTION AGREEMENT


                                  BY AND AMONG


                               COMMERCE ONE, INC.,


                               FORD MOTOR COMPANY,



                           GENERAL MOTORS CORPORATION



                                       AND



                         NEW COMMERCE ONE HOLDING, INC.




                                DECEMBER 8, 2000



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                                                                               i

                                TABLE OF CONTENTS
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                                                                                                               PAGE

ARTICLE I DEFINITIONS.............................................................................................1

         1.1      Definitions.....................................................................................1

ARTICLE II STANDSTILL OBLIGATIONS AND TRANSFER RESTRICTIONS.......................................................7

         2.1      The Manufacturers' Standstill Obligations.......................................................7
         2.2      The Manufacturers' Transfer Restrictions........................................................8
         2.3      The Company's Right of First Refusal...........................................................11

ARTICLE III VOTING OBLIGATIONS...................................................................................12

         3.1      The Manufacturers' Voting Obligations..........................................................12

ARTICLE IV MISCELLANEOUS.........................................................................................13

         4.1      Governing Law; Jurisdiction and Venue..........................................................13
         4.2      Survival.......................................................................................14
         4.3      Assignment.....................................................................................14
         4.4      Entire Agreement; No Third Party Beneficiaries; Amendment......................................14
         4.5      Notices, etc...................................................................................15
         4.6      Delays or Omissions............................................................................15
         4.7      Expenses.......................................................................................15
         4.8      Specific Performance...........................................................................15
         4.9      Further Assurances.............................................................................15
         4.10     Facsimile; Counterparts........................................................................15
         4.11     Severability...................................................................................16
         4.12     Interpretation.................................................................................16
         4.13     Attorneys' Fees................................................................................16
         4.14     Termination....................................................................................16




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                   STANDSTILL AND STOCK RESTRICTION AGREEMENT

              This Standstill and Stock Restriction Agreement (hereinafter the "Agreement") is made as of December 8, 2000 by and among Commerce One, Inc., a Delaware corporation (the "Company"), Ford Motor Company, a Delaware corporation ("Ford"), General Motors Corporation, a Delaware corporation ("GM," and, together with Ford, the "Manufacturers") and New Commerce One Holding, Inc., a Delaware corporation ("Holdco").

              WHEREAS, the Company, Covisint, LLC, a Delaware limited liability company ("Covisint"), DaimlerChrysler AG, a stock corporation (aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("DC"), Holdco and the Manufacturers have executed that certain Formation Agreement, dated as of December 8, 2000, by and among the Company, Ford, GM, Holdco and (for the purposes of Section 11.3 thereof only) DC, and (for the purposes of Section 2.4, 11.2 and 11.9 thereof only) Covisint (the "Formation Agreement");

              WHEREAS, Holdco, the Company and the Manufacturers desire, in connection with the execution of the Formation Agreement, to make certain covenants and agreements with one another pursuant to this Agreement;

              NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

              1.1    DEFINITIONS

              (a) For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

              "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; PROVIDED, HOWEVER, that for purposes of this Agreement, the Manufacturers and their respective Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed or considered to be "Affiliates" of one another, and the Manufacturers shall not be deemed or considered to be Affiliates of one another; and FURTHER PROVIDED that (a) a pension plan or profit sharing plan that does not buy, sell or vote Voting Stock at the order, direction or recommendation of Ford shall not be deemed to be an "Affiliate" of Ford and (b) a pension plan or profit sharing plan that does not buy, sell or vote Voting Stock at the order, direction or recommendation of GM shall not be deemed to be an "Affiliate" of GM.

              "Beneficially Own," "Beneficially Owned," or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; PROVIDED that, (a) in the case of Ford (and its Affiliates), Ford (and its Affiliates) shall be deemed to Beneficially Own the Ford Milestone Shares whether or not Ford (and its Affiliates) have the power to vote or dispose of such Ford Milestone Shares (and such Ford Milestone

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                                                                               2


Shares shall be deemed to be outstanding for purposes of determining Ford's (and its Affiliates') Total Current Voting Power of the Company); and (b) in the case of GM (and its Affiliates), GM (and its Affiliates) shall be deemed to Beneficially Own the GM Milestone Shares whether or not GM (and its Affiliates) have the power to vote or dispose of such GM Milestone Shares (and such GM Milestone Shares shall be deemed to be outstanding for purposes of determining GM's (and its Affiliates') Total Current Voting Power of the Company).

              "Board Approval" shall mean the affirmative vote or written consent of a majority of the Board of Directors of the Company duly obtained in accordance with the applicable provisions of the Company's bylaws and applicable law.

              "Change in Control of the Company" shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have Beneficial Ownership of voting securities representing less than 50% of the Total Current Voting Power of the surviving or successor entity (or its ultimate parent company) following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group of direct or indirect Beneficial Ownership of Voting Stock of the Company representing 50% or more of the Total Current Voting Power of the Company; (iii) a sale of all or substantially all the assets of the Company; (iv) a liquidation or dissolution of the Company; (v) the acquisition by any Ford/GM Competitor or Company Competitor or a 13D Group, that includes among its members a Ford/GM Competitor or Company Competitor, of direct or indirect Beneficial Ownership of Voting Stock of the Company representing more than 25% of the Total Current Voting Power of the Company; or (vi) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in the preceding clauses) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

              "Company Competitor" shall mean (i) any person or entity (other than any of the Manufacturers or their respective Affiliates) that (A) develops and (B) licenses or sells, business-to-business e-commerce or e-procurement software or services, which software and services represent such person's or entity's primary business or such person or entity is a significant provider of such software or services in the business to business e-commerce market or in the e-procurement for businesses market and (ii) any Affiliates of such a person or entity.

              "Company Common Stock" shall mean Shares of the Common Stock, $0.0001 par value, of the Company.

              "Control" or "Controlled by" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.


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                                                                               3

              "CVX Guaranty" means the Guaranty, dated as of December 8, 2000, given by DC, Ford, GM, Renault S.A., a company organized under the laws of France, and Nissan Motor Co., Ltd., a corporation organized under the laws of Japan, on behalf of Covisint, LLC, a Delaware limited liability company ("Covisint"), in favor of CVX Holdco, a Delaware limited liability company ("CVX Holdco").

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Exchange Shares" shall have the meaning ascribed to such term in the Formation Agreement.

              "Fair Market Value" means, as of any date of determination, (i) in the case of any security, the average of the closing sale prices of such security during the 10 trading days immediately preceding such date of determination on the principal U.S. or foreign securities exchange on which such security is listed or, if such security is not listed or primarily traded on any such exchange, the average of the closing sale prices or the closing bid quotations of such security during the 10-day period preceding such date of determination on Nasdaq or any comparable system then in use or, if no such quotations are available, the fair market value of such security as of such date of determination as determined pursuant to clause (ii) below, and (ii) in the case of property other than cash or any security the Fair Market Value of which can be determined pursuant to the foregoing clause (i), the fair market value of such property on such date of determination as determined in good faith by a majority of Independent Directors; PROVIDED, HOWEVER, if a Manufacturer disputes such determination, then the fair market value shall be as determined by two Investment Banks, with one Investment Bank to be selected by each of the Company and such disputing Manufacturer for such purpose. Each such Investment Bank shall determine the fair market value and shall deliver its written valuation to the Company and such Manufacturer within thirty (30) days after selection. In the event that such Investment Banks do not agree on the fair market value, the fair market value shall be the average of the two valuations, except that if the higher of the two valuations is greater than twice the lower valuation, the Investment Banks shall select another Investment Bank of similar qualifications who shall determine the fair market value independently of such selection in accordance with the procedures specified in the foregoing sentence. None of the Company, such disputing Manufacturer or the initial Investment Banks shall provide the third Investment Bank with information regarding the valuation of the initial Investment Banks. The valuation of the third Investment Bank shall be arithmetically averaged with the two prior valuations and the valuation farthest from the average of the three valuations shall be disregarded. The fair market value shall be the average of the two remaining valuations. The Company and such disputing Manufacturer shall each pay one-half of the expense of the valuation.

              "Ford/GM Competitor" shall mean DC, BMW (including Rolls Royce), Volkswagen (including Audi and Bentley), Renault, Citroen, Peugeot, Toyota, Honda, Nissan, Fiat, Mazda, Hyundai, Isuzu, Suzuki, Daewoo, Fuji Heavy, and, with respect to Ford, GM, and with respect to GM, Ford, or any successors to any of such entities or any Affiliate of any of such entities whose primary business is the manufacture, assembly or marketing of automobiles.

              "Ford Controlled Entity" shall mean an entity of which Ford owns not less than a majority of the outstanding voting power entitled to vote in the election of directors of such

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                                                                               4

entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

              "Ford Shares" shall have the meaning given that term in the Formation Agreement.

              "GM Controlled Entity" shall mean an entity of which GM owns not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

              "GM Shares" shall have the meaning given that term in the Formation Agreement.

              "Independent Director" shall mean a director of the Company (i) who is not and has never been an officer or employee of the Company, of any Affiliate of the Company or of an entity that derived 10% or more of its revenues in its most recent fiscal year from transactions involving the Company or any Affiliate of the Company, (ii) who is not and has never been an officer or employee and is not currently a director of either Manufacturer or any Affiliate of either Manufacturer or of an entity that derived more than 10% of its revenues in its most recent fiscal year from transactions involving either Manufacturer or any Affiliate of either Manufacturer and (iii) who has no compensation, consulting or contracting arrangement with the Company, either Manufacturer or their respective Affiliates or any other entity such that a reasonable person would regard such director as likely to be unduly influenced by management of the Company or either Manufacturer, respectively; PROVIDED, HOWEVER, that the payment of standard directors fees and incentive compensation, if any, shall not disqualify a person from being an Independent Director.

              "Initial Shares" shall mean any Ford Shares, GM Shares or Exchange Shares that are not Milestone Shares.

              "Investment Bank" means any nationally recognized investment-banking firm that has not had any significant relationship with the Company or its Affiliates or either Manufacturer or their respective Affiliates in the last 12 months.

              "LLC Services Agreement" shall mean the Services Agreement, dated as of the date hereof, by and among the Company, CVX Holdco and Covisint.

              "Milestone Shares" shall have the meaning given that term in the Formation Agreement.

              "Nasdaq" shall mean The Nasdaq Stock Market.

              "Non-Voting Convertible Securities" shall mean any securities of the Company which are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company.

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                                                                               5


              "person" shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              "Registration Rights Agreement" shall have the meaning given thereto in the Formation Agreement.

              "Response Notice" shall have the meaning set forth in Section 2.3(a)(ii) below.

              "Rule 144" shall mean Rule 144 as promulgated under the Securities Exchange Act of 1934, as amended.

              "SEC" shall mean the U.S. Securities and Exchange Commission.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Shares" shall mean any shares of Voting Stock that are then Beneficially Owned by either Manufacturer.

              "Standstill Limit" shall mean, with respect to each of Ford and GM, 9.95% of the Total Current Voting Power of the Company plus, in the case of Ford, any Transferred GM Shares, and plus, in the case of GM, any Transferred Ford Shares, during the three year period following the date of this Agreement, and 12.5% of the Total Current Voting Power of the Company thereafter.

              "Standstill Period" shall mean the period beginning on the date hereof and ending on the occurrence of a Standstill Termination Event.

              "Standstill Termination Event" shall mean the earliest to occur of the following: (i) with respect to Ford only, (a) Ford Beneficially Owning, together in the aggregate with any Transferred GM Shares, less than 2.5% of the Total Current Voting Power of the Company; (PROVIDED, HOWEVER, that such event occurs or is continuing more than three years following the date of this Agreement), (b) Ford owning more than 90% of the Total Current Voting Power of the Company (PROVIDED, that such Total Current Voting Power was not acquired in violation of the terms of this Agreement) or (c) a Change in Control of the Company (other than a Change in Control of the Company involving Ford or its Affiliates or a 13D Group of which Ford or its Affiliates is a member) and (ii) with respect to GM only, (a) GM Beneficially Owning, together in the aggregate with any Transferred GM Shares, less than 2.5% of the Total Current Voting Power of the Company (PROVIDED, HOWEVER, that such event occurs or is continuing more than three years following the date of this Agreement), (b) GM owning more than 90% of the Total Current Voting Power of the Company (PROVIDED, that such Total Current Voting Power was not acquired in violation of the terms of this Agreement) or (c) a Change in Control of the Company (other than a Change in Control of the Company involving GM or its Affiliates or a 13D Group of which GM or its Affiliates is a member).

              "Technology Agreement" shall mean the Technology Agreement, dated December 8, 2000, by and between CVX LLC and Covisint.

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                                                                               6


              "Third Party Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by a person or 13D Group (which is not made by and does not include any of the Company, either Manufacturer or any Affiliate of either Manufacturer) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire more than 25% of the Total Current Voting Power of the Company.

              "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or a Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

              "Total Current Voting Power" shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors are present and voted (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

              "Transfer" shall have the meaning ascribed to it in Section 2.2 below.

              "Transfer Notice" shall have the meaning set forth in Section 2.3(a)(i) below.

              "Transferred GM Shares" shall mean any GM Shares Transferred by GM or its Affiliates to Ford or its Affiliates in a transaction or series of transactions such that such Shares are beneficially owned by Ford unless such particular Transferred GM Shares are subsequently Transferred by Ford to another person such that the shares are not Beneficially Owned by Ford.

              "Transferred Ford Shares" shall mean any Ford Shares Transferred by Ford or its Affiliates to GM or its Affiliates in a transaction or series of transactions such that such Shares are beneficially owned by GM unless such particular Transferred Ford Shares are subsequently Transferred by GM to another person such that the shares are not Beneficially Owned by GM.

              "Transfer Restriction Termination Date" shall mean the earlier of
(i) a Change of Control of the Company involving a Company Competitor or a Ford/GM Competitor or (ii) the third anniversary of the date of this Agreement.

              "Unit Holders Agreement" shall have the meaning given thereto in the Formation Agreement.

              "Unrestricted Portion" of either Manufacturer's Initial Shares shall mean (i) prior to the thirteen month anniversary of the date of this Agreement, none of such Manufacturer's Initial Shares, (ii) on the thirteen month anniversary of the date of this Agreement, 1/12th of the aggregate number of such Manufacturer's Initial Shares, and (iii) an additional 1/12th of the aggregate number of such Manufacturer's Initial Shares on each monthly anniversary after the

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                                                                               7


thirteen month anniversary (so that on the twenty-four month anniversary of the date of this Agreement the Unrestricted Portion of such Manufacturer's Initial Shares will be equal to the total number of such Manufacturer's Initial Shares).

              "Voting Stock" shall mean shares of the Company Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.

                                   ARTICLE II

                STANDSTILL OBLIGATIONS AND TRANSFER RESTRICTIONS

              2.1    THE MANUFACTURERS' STANDSTILL OBLIGATIONS

              (a) Each Manufacturer agrees that, during the Standstill Period for such Manufacturer, neither it nor any of its Affiliates shall, directly or indirectly, acquire or Beneficially Own Voting Stock or authorize or make a tender offer, exchange offer or other offer to acquire Voting Stock, if the effect of such acquisition would be to increase the percentage of Total Current Voting Power of the Company represented by all Shares Beneficially Owned by such Manufacturer and its Affiliates to more than the Standstill Limit with respect to such Manufacturer.

              (b) Neither Manufacturer shall be deemed to have violated its respective covenants under this Section 2.1 by virtue of any increase in the aggregate percentage of the Total Current Voting Power of the Company represented by Shares Beneficially Owned by such Manufacturer or its Affiliates if such increase is the result of a recapitalization of the Company, a repurchase of securities by the Company or other actions taken by the Company or any of the Company's Affiliates that have the effect of reducing the Total Current Voting Power of the Company.

              (c) Each Manufacturer agrees that during the Standstill Period for such Manufacturer, it shall promptly notify the Company if its aggregate Beneficial Ownership of Voting Stock exceeds the aggregate Beneficial Ownership of Voting Stock specified in such Manufacturer's most recent prior notice to the Company under this section (or if no such notice has yet been given, the aggregate Beneficial Ownership of Voting Stock on the date of this Agreement) by more than 1% of the outstanding Voting Stock. Such notice shall specify the amount of Voting Stock Beneficially Owned by such Manufacturer as of the date of the notice. Notwithstanding any provision of this Section 2.1(c) to the contrary, the provisions of this Section 2.1(c) requiring notice to the Company may be satisfied by the delivery by a Manufacturer to the Company of an amendment to any Schedule 13D filed by such Manufacturer with respect to the Shares.

              (d) Each Manufacturer agrees that during the Standstill Period for such Manufacturer, it shall not, without first obtaining Board Approval, solicit proxies with respect to any Voting Stock or make any recommendation regarding the voting of any Voting Stock.

              (e) Each Manufacturer agrees that during the Standstill Period for such Manufacturer, it shall not, without first obtaining Board Approval, (i) deposit any Voting Stock

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                                                                               8


or Non-Voting Convertible Securities in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock or Non-Voting Convertible Securities to any arrangement or agreement with any third party (including, without limitation, the other Manufacturer) with respect to the voting of such Voting Stock or (ii) join a 13D Group, partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities.

              2.2    THE MANUFACTURERS' TRANSFER RESTRICTIONS

              (a) Each Manufacturer agrees that until the Transfer Restriction Termination Date for such Manufacturer, it shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a "Transfer"), any Shares except:

              (i)    to the Company;

              (ii) in the case of Ford, (A) to a Ford Controlled Entity so long as such Ford Controlled Entity agrees, by executing a counterpart to this Agreement, to (x) hold such Shares subject to all of the provisions of this Agreement as if it were Ford, and (y) promptly Transfer such Shares to Ford or to another Ford Controlled Entity if, prior to the Transfer Restriction Termination Date for Ford, it ceases to be a Ford Controlled Entity (unless it ceases to be a Ford Controlled Entity as a result of or after an initial public offering of its securities and it is not Controlled by a Company Competitor); or (B) to GM or a GM Controlled Entity, to the extent that such Transfer would not result in the percentage of Total Current Voting Power of the Company represented by all Shares Beneficially Owned by GM and its Affiliates to equal more than the Standstill Limit with respect to GM. Upon a Transfer to a Ford Controlled Entity pursuant to Section 2.2(a)(ii)(A) or pursuant to Section 2.2(a)(iii)(B), and until such time as such Ford Controlled Entity ceases to be a Ford Controlled Entity as a result of or after an initial public offering of its securities and is not Controlled by a Company Competitor, Ford shall remain a party to this Agreement and undertakes to the other parties hereto to procure the performance by such Ford Controlled Entity of its obligations pursuant to the provisions of this Agreement and to indemnify and hold harmless the other parties hereto from and against the breach by such Ford Controlled Entity of any of its obligations under this Agreement;

              (iii) in the case of GM, (A) to a GM Controlled Entity so long as such GM Controlled Entity agrees, by executing a counterpart to this Agreement, to (x) hold such Shares subject to all of the provisions of this Agreement as if it were GM, and (y) promptly Transfer such Shares to GM or another GM Controlled Entity if, prior to the Transfer Restriction Termination Date for GM, it ceases to be a GM Controlled Entity (unless it ceases to be a GM Controlled Entity as a result of or after an initial public offering of its securities and it is not Controlled by a Company Competitor); or (B) to Ford or a Ford Controlled Entity, to the extent that such Transfer would not result in the percentage of Total Current Voting Power of the Company represented by all Shares

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                                                                               9


       Beneficially Owned by Ford and its Affiliates to equal more than the Standstill Limit with respect to Ford. Upon a Transfer to a GM Controlled Entity pursuant to Section 2.2(a)(ii)(B) or pursuant to Section 2.2(a)(iii)(A), and until such time as such GM Controlled Entity ceases to be a GM Controlled Entity as a result of or after an initial public offering of its securities and is not Controlled by a Company Competitor, GM shall remain a party to this Agreement and undertakes to the other parties hereto to procure the performance by such GM Controlled Entity of its obligations pursuant to the provisions of this Agreement and to indemnify and hold harmless the other parties hereto from and against the breach by such GM Controlled Entity of any of its obligations under this Agreement;

              (iv) in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 promulgated under the Exchange Act for cash or other consideration which is made by or on behalf of the Company;

              (v) in response to a Third Party Tender Offer (A) that is not conditioned upon the redemption or amendment of any share purchase rights plan (commonly known as a "poison pill") that the Company may have in effect at such time, or (B) with respect to which the Board of Directors of the Company has approved the redemption or amendment of such "poison pill" to permit such Third Party Tender Offer, or (C) with respect to which the Board of Directors of the Company shall have recommended to the stockholders of the Company that they accept such offer pursuant to Rule 14d-9 under the Exchange Act;

              (vi) in the event that the Alternative Transaction (as defined in the Formation Agreement) occurs, each of the Manufacturers shall be entitled to Transfer up to three million (3,000,000) Shares; PROVIDED that (x) if such Shares are to be sold on the Nasdaq or another national or foreign securities exchange or automated quotation system on which the Company's securities are regularly traded, such Transfer must be effected through an investment banking firm selected by the Manufacturer from the following: The Goldman Sachs Group, Inc., Morgan Stanley Dean Witter & Co., Credit Suisse Group, Merrill Lynch & Co., Inc., and The Chase Manhattan Corporation or, with the prior consent of Commerce One (which consent shall not be unreasonably withheld or delayed), another similar nationally recognized investment banking firm; (y) no more than one million shares are sold by each Manufacturer in any single calendar week; and (z) if such Shares are to be sold other than on the Nasdaq or another national or foreign securities exchange or automated quotation system on which the Company's securities are regularly traded, then such Shares shall not be sold, directly or indirectly, to a Company Competitor;

              (vii) in the event that a Manufacturer incurs an obligation to make a payment under Section 2.1(a) of the CVX Guaranty to CVX Holdco, such Manufacturer shall be entitled to Transfer up to that number of Shares, the aggregate proceeds (net of underwriting discounts, brokerage commissions and registration expenses, if any) of which is equal to the payment obligation incurred; PROVIDED, that such payment either has been paid prior to or is paid concurrently with the settlement of such Transfer or Transfers; PROVIDED, FURTHER, that (x) if such Shares are to be sold on the Nasdaq or another national or foreign securities exchange or automated quotation system on which the Company's securities are regularly traded, such Transfer must be effected through an investment banking firm selected from the following: The Goldman Sachs Group, Inc., Morgan Stanley Dean Witter & Co., Credit Suisse Group, Merrill Lynch & Co., Inc., and The Chase Manhattan Corporation or, with the prior consent of Commerce One (which consent shall not be unreasonably withheld or delayed), another similar nationally recognized investment banking firm; (y) no more than one million shares are sold by each Manufacturer in any single calendar week; and (z) if such Shares are to be sold other than on the Nasdaq or another national or foreign securities exchange or automated quotation system on which the Company's securities are regularly traded, then such Shares shall not be sold, directly or indirectly, to a Company Competitor; or

              (viii) as provided in subparagraphs (b) or (c) below.

              (b) If, prior to the Transfer Restriction Termination Date with respect to either Manufacturer, a Change in Control of the Company occurs (other than a Change in Control involving such Manufacturer or any of its Affiliates or a 13D Group of which such Manufacturer or any of its Affiliates is a member), such Manufacturer shall be entitled to Transfer all or any portion of its Shares to any person without restriction under this Agreement, except that such Manufacturer shall not, (i) until the occurrence of a Transfer Restriction Termination Date for such Manufacturer (A) collectively Transfer more than the Unrestricted Portion of such Manufacturer's Initial Shares (as determined on the date of such Transfer), or (B) collectively Transfer, in any three month period, more than the greater of (1) 1/4th of the aggregate number of Initial Shares acquired by such Manufacturer or (2) the maximum number of shares of Company Common Stock that a person would be permitted to sell under subparagraph (e)(i) of Rule 144 or any successor provision (regardless of whether such subparagraph is applicable to such Manufacturer or its proposed sale of Shares) as of the date of such Transfer and, (ii) until the occurrence of a Standstill Termination Date for such Manufacturer, Transfer any Shares in violation of Sections 2.2(d)(i) or (ii).

              (c) If, prior to the Transfer Restriction Termination Date, the LLC Technology Agreement is terminated pursuant to Section 7.4.1(a) of such agreement, each of the Manufacturers shall be entitled, beginning on the date that is the later of (i) one year after the date of this Agreement or (ii) ninety days after the date of such termination, to Transfer all or any portion of the Shares held by such Manufacturer or its Affiliates to any person without restriction under this Agreement, except that until the occurrence of a Standstill Termination Event for such Manufacturer, such Manufacturer shall not Transfer any Shares in violation of Section 2.2(d)(i) and (ii).

              (d) Beginning on the Transfer Restriction Termination Date for either Manufacturer, such Manufacturer shall be entitled to Transfer all or any portion of the Shares held by such Manufacturer or its Affiliates to any person without restriction under this Agreement, except that until the occurrence of a Standstill Termination Event for such Manufacturer:

              (i) such Manufacturer shall not Transfer any Shares in response to a Third Party Tender Offer that is made by or on behalf of a Company Competitor and (A) that is conditioned upon the redemption or amendment of any share purchase rights plan (commonly known as a "poison pill") that the Company may have in effect at such time, or (B) with respect to which the Board of Directors of the Company has not approved the redemption or amendment of such "poison pill" to permit such Third Party Tender Offer, or (C) with respect to which the Board of Directors of the Company shall not have recommended that stockholders of the Company accept such offer pursuant to Rule 14d-9 under the Exchange Act, unless, in each case, prior to such Transfer, such Manufacturer has complied with the provisions of Section
       2.3 of this Agreement;

              (ii) such Manufacturer shall not Transfer any Shares in a private placement that would result in the Transfer, directly or indirectly, of Shares to a Company Competitor unless, prior to such Transfer, such Manufacturer has complied with the provisions of Section
       2.3 of this Agreement; or

              (iii) any transferee of the Shares that becomes, or is required to become, a party to this Agreement, shall promptly transfer such Shares to the Manufacturer from which it acquired the shares if such transferee is (or becomes) Controlled by a Company Competitor, PROVIDED that (A) a transferee which acquired Shares from Ford may instead transfer such Shares to a Ford Controlled Entity and (B) a transferee which acquired Shares from GM may instead transfer such shares to a GM Controlled Entity.

              (iv) No transferee of any Shares that are the subject of a Transfer by a Manufacturer as permitted by this Section 2.2 shall be bound (other than a transferee that becomes, or is required to become, a party to this agreement after a transfer of shares in accordance with the provisions of this Section) by the terms of this Agreement, nor shall such transferee be entitled, in any manner whatsoever, to any rights afforded any Manufacturer under this Agreement (other than a transferee that becomes, or is required to become, a party to this agreement after a Transfer of Shares in accordance with the provisions of this Section).

              (v) Any attempted sale, transfer or other disposition of Shares by a Manufacturer, a Ford Controlled Entity, a GM Controlled Entity or any other person that is a party to this agreement that is not in compliance with this Section 2.2, shall be null and void ab initio.

              (vi) All references to Shares in this Section 2.2 shall include shares of the voting stock of Holdco, both prior to and after the Merger contemplated by the Formation Agreement.

              2.3    THE COMPANY'S RIGHT OF FIRST REFUSAL


              (a) During the Standstill Period for either Manufacturer, prior to such Manufacturer effecting any Transfer of Shares that is subject to the first refusal rights of Sections 2.2(d)(i) or (ii), the Company shall have a first refusal right to purchase such Shares on the following terms and conditions:

              (i) Such Manufacturer shall give prior notice (the "Transfer Notice") to the Company in writing of such intention, specifying the name of the proposed purchaser or transferee, the number of Shares proposed to be the subject of such Transfer, the proposed price therefor and the other material terms upon which such disposition is proposed to be made.

              (ii) The Company shall have the right, exercisable by written notice given by the Company to such Manufacturer within ten (10) business days after receipt of such Transfer Notice (the "Response Notice"), to purchase all or any portion of the Shares specified in such Transfer Notice for cash at the price per share specified in the Transfer Notice or, if consideration other than cash is specified in the Transfer Notice, in an amount equal to the Fair Market Value of such non-cash consideration. Such right shall not be conditional upon the Company having sufficient financing, at the time the right arises, to purchase the Shares; PROVIDED, HOWEVER, in any event the Company is required to obtain such financing within the time period set forth in Section 2.3(a)(iii).

              (iii) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within sixty (60) calendar days after the Company gives the Response Notice to such Manufacturer or, if later, within five (5) business days of the determination of the Fair Market Value of any non-cash consideration. Subject to Section 2.3(a)(iv), upon exercise of its right of first refusal, the Company and such Manufacturer shall be legally obligated to consummate the purchase and sale contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

              (iv) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise in Section 2.3(a)(ii) above or close within the time period specified in Section 2.3(a)(iii) with respect to all of the Shares specified in such Transfer Notice, such Manufacturer shall be free, during the period of ninety (90) calendar days following the expiration of such time for exercise or close, as the case may be, to Transfer or tender for Transfer those Shares specified in such Transfer Notice with respect to which the Company has not exercised its first refusal rights to the proposed purchaser or transferee specified in such Transfer Notice, and on terms not materially less favorable to such Manufacturer than the terms specified in such Transfer Notice.

              (b) The Company may assign its right of first refusal under this Section 2.3 to any other person or persons except a Ford/GM Competitor; PROVIDED, HOWEVER, that the Company shall be liable for the timely performance of any obligations in this Section 2.3 by such assignee.

                                   ARTICLE III

                               VOTING OBLIGATIONS

              3.1    THE MANUFACTURERS' VOTING OBLIGATIONS

              (a) During the Standstill Period for each Manufacturer, such Manufacturer shall take such action as may be required so that all shares of Voting Stock Beneficially Owned by such Manufacturer are voted for or cast in favor of: (i) nominees to the Board of Directors of the Company in accordance with the recommendations of a majority of the Board of Directors of the Company, and (ii) increases in the authorized capital stock of the Company and amendments to stock option plans and employee stock purchase plans, in each case approved by the Company's Board of Directors.

              (b)    Until the tenth anniversary of the date of this Agreement,
(i) at any time that Ford Beneficially Owns at least 2.5% of the Total Current Voting Power of the Company, Ford agrees not to exercise any dissenter's rights, if any, that it may have under applicable law in connection with any merger, consolidation or other reorganization which is approved by the Company's Board of Directors and which is intended to qualify as a "pooling-of-interests" for financial accounting purposes and, solely in connection with any such pooling-of-interests transaction, Ford hereby covenants to enter into a standard affiliate lock-up agreement if requested by the Company (PROVIDED, HOWEVER, that all other persons required to be subject to similar limitations enter into such agreements), regardless of the manner in which Ford may have voted or cast Shares of Voting Stock Beneficially Owned by Ford with respect to such transaction; and (ii) at any time that GM Beneficially Owns at least 2.5% of the Total Current Voting Power of the Company, GM agrees not to exercise any dissenter's rights, if any, that it may have under applicable law in connection with any merger, consolidation or other reorganization which is approved by the Company's Board of Directors and which is intended to qualify as a "pooling-of-interests" for financial accounting purposes and, solely in connection with any such pooling-of-interests transaction, GM hereby covenants to enter into a standard affiliate lock-up agreement if requested by the Company (PROVIDED, HOWEVER, that all other persons required to be subject to similar limitations enter into such agreements), regardless of the manner in which GM may have voted or cast Shares of Voting Stock Beneficially Owned by GM with respect to such transaction.

              (c) Except as set forth in paragraphs (a) and (b) above, nothing in this Agreement shall preclude either Manufacturer from voting shares of Voting Stock which it Beneficially Owns in such manner as such Manufacturer determines, in its sole discretion, on any matter presented to the holders of Voting Stock for a vote, consent or other approval.

              (d) So long as a Manufacturer Beneficially Owns at least 2.5% of the Total Current Voting Power of the Company, such Manufacturer, as the holder of Shares, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Stock held by such Manufacturer may be counted for purposes of determining the presence of a quorum at such meetings.

                                   ARTICLE IV

                                  MISCELLANEOUS

              4.1    GOVERNING LAW; JURISDICTION AND VENUE

              (a) This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

              (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party to this Agreement:

              (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware in connection with any such legal proceeding, including to enforce any settlement, order or award;

              (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

              (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

              (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

              4.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Manufacturers and the closing of the transactions contemplated by the Formation Agreement.

              4.3 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each of the Manufacturers may, without the prior written approval of the Company, Holdco or the other Manufacturer, assign this Agreement and each of its rights hereunder, in connection with a transfer of Shares as provided in Section 2.2. Except as provided herein, any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of other parties shall be void ab initio. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              4.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; AMENDMENT. This Agreement, the Formation Agreement, the Registration Rights Agreement, the Unit Holders Agreement and the agreements referred to herein and therein constitute the full and entire understanding and agreement between the parties with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein and in the agreements referred to herein. This Agreement is not intended to confer upon any other person any rights or remedies hereunder. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

              4.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be made in the manner and to the addresses set forth in the Formation Agreement.

              4.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

              4.7 EXPENSES. Except as otherwise specifically provided herein, the Company, Ford and GM shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

              4.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall not be entitled to an injunction or injunctions, without bond, to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate.

              4.9 FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. None of the Company, Ford or GM shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

              4.10 FACSIMILE; COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

              4.11 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

              4.12   INTERPRETATION.

              (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

              (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

              (c) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement unless otherwise indicated.

              (d) All references to the Company in this Agreement shall be deemed to be references to Holdco upon the consummation of the Merger contemplated by Article II of the Formation Agreement, and, thereupon, all references herein to "the Company" shall mean and refer to Holdco and all references herein to "Company Common Stock" shall mean and refer to shares of common stock, par value $0.0001 per share, of Holdco.

              (e) Any reference to a statute, rule, regulation, form or schedule under either the Exchange Act or the Securities Act contained in this Agreement shall be deemed to include any to successor or replacement statute, rule, regulation, form or schedule.

              4.13 ATTORNEYS' FEES. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

              4.14 TERMINATION. This Agreement shall terminate and be null and void and of no further force or effect (i) in the event that the Formation Agreement is terminated prior to the Merger Effective Date (as defined in the Formation Agreement) and the closing of the Alternative Transaction (as defined in the Formation Agreement) or (ii) upon the mutual agreement of the parties hereto.

              [The remainder of this page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     COMMERCE ONE, INC.



                                     By: /s/ Mark B. Hoffman
                                         --------------------------------------
                                         Name: Mark B. Hoffman
                                         Title: Chairman of the Board and
                                                Chief Executive Officer



                                     FORD MOTOR COMPANY



                                     By: /s/ Kathryn S. Lamping
                                         --------------------------------------
                                         Name: Kathryn S. Lamping
                                         Title: Assistant Secretary



                                     GENERAL MOTORS CORPORATION



                                     By: /s/ Michael G. Lukas
                                         --------------------------------------
                                         Name: Michael G. Lukas
                                         Title: Attorney-in-Fact for Eric A.
                                                Feldstein, Vice President and
                                                Treasurer



                                     NEW COMMERCE ONE HOLDING, INC.



                                     By: /s/ Mark B. Hoffman
                                         --------------------------------------
                                         Name: Mark B. Hoffman
                                         Title: Chief Executive Officer